NEWS
RELEASE

FOR IMMEDIATE RELEASE

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026

•
Fourth quarter fiscal 2026 sales of $151.8 million was better than expected and relatively unchanged from prior year; achieved sales of $579.4 million for fiscal year 2026
•
Reported fourth quarter gross margin of 15.6%; full year gross margin expanded to 16.5%, up from 15.0% in fiscal 2025
•
Generated fourth quarter net income attributable to Strattec of $3.9 million, or $0.95 per diluted share; adjusted diluted earnings per share were $2.06, unchanged from the prior-year period
•
Fourth quarter Adjusted EBITDA was $12.5 million, or 8.3% of net sales, compared with $13.0 million, or 8.5% of sales in the prior-year period; fiscal 2026 Adjusted EBITDA1 was $50.5 million, a 15.3% increase over the prior year
•
$108.2 million in cash and no debt; returned $7.4 million to shareholders through share repurchases in the fourth quarter and authorized a new $40 million share buyback program

MILWAUKEE, WI, August 25, 2026 — Strattec (Nasdaq: STRT), a global provider of highly engineered access solutions for the automotive and mobility industries, today reported financial results for its fourth quarter and fiscal year 2026, which ended June 28, 2026.

Jennifer Slater, President and CEO of Strattec, said, “Fiscal 2026 was a year of progress and discipline as we continued to reshape Strattec into a more resilient, higher-performing business. While our fourth quarter and full-year results were impacted by foreign exchange pressure and the effect of tariffs, we nonetheless delivered year-over-year growth in sales and gross margin expansion through disciplined pricing, cost actions and operational improvements.”

She added, “We recognize that the near-term environment remains uncertain and we have much work to do to secure future OEM vehicle platforms. We are managing costs and capital prudently, while our strong cash position gives us the flexibility to continue investing in our product technologies, production automation and customer relationships. These investments will better position us to benefit when industry conditions improve. The strength of our balance sheet also allows us to

1 Refer to use of “Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

3333 WEST GOOD HOPE ROAD MILWAUKEE, WI 53209	414.247.3333 WWW.STRATTEC.COM	NASDAQ: STRT

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

consider opportunities that could enhance scale and diversify our customers, products and programs over time.”

FY 2026 Fourth Quarter Financial Summary

Net sales were $151.8 million, relatively unchanged from $152.0 million in the prior-year period, and reflected better than expected OEM vehicle production volumes relative to industry forecasts. A majority of the volume decline, including $3.2 million related to customer cancelled EV programs, was offset by pricing actions.

Gross profit was $23.6 million, compared with $25.4 million in the prior year while gross margin contracted 110 basis points to 15.6%. Restructuring savings of $0.8 million, a $0.9 million reduction in tariff charges and pricing were more than offset by $1.9 million of higher costs related to unfavorable foreign currency exchange rates and the prior year benefit of $1.3 million of incremental tooling gains.

Selling, administrative and engineering (“SAE”) expenses increased 3%, or $0.6 million, to
$17.5 million, or 11.5% of sales, compared with $16.9 million, or 11.1% of sales, in the prior-year period. Higher SAE expenses included $1.4 million in business transformation and executive transition costs. These costs were partially offset by a $0.7 million reduction in engineering and professional fees and $0.2 million of restructuring savings.

Interest income grew $0.1 million on higher cash balances, while interest expenses declined
$0.2 million on lower borrowings. Other income increased $1.4 million primarily as a result of changes in foreign currency exchange rates.

Net income attributable to Strattec was $3.9 million, or $0.95 per diluted share, compared with
$8.3 million, or $2.01 per diluted share, in the prior-year period. On an adjusted basis, fourth quarter fiscal 2026 net income attributable to Strattec was $8.4 million and adjusted diluted earnings per share1 was $2.06 unchanged from the prior year.

Adjusted EBITDA1 for the quarter was $12.5 million compared with $13.0 million in the prior-year period. Adjusted EBITDA margin of 8.3%, compared with 8.5% in the fiscal 2025 fourth quarter.

Solid Balance Sheet

Cash from operations in the fourth quarter of fiscal 2026 was $9.7 million, compared with
$30.2 million in the prior-year period which benefited from a significant reduction in working capital.

At June 28, 2026, Strattec had $108.2 million in cash and cash equivalents, up from
$107.0 million at the end of the third quarter of fiscal 2026 and $84.6 million at the end of the prior fiscal year. During the quarter, the Company paid down the remaining $1.0 million in outstanding borrowings on the JV credit facility. The Company also repurchased 110,269 shares for $7.4 million for an average price of $67.10. There is $40 million remaining under the current share repurchase authorization.

Fourth Quarter and Fiscal Year 2026 Webcast and Conference Call

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

Strattec will host a conference call and webcast tomorrow, Wednesday, August 26, 2026, at 8:00 am Central Time/9:00 am Eastern Time to review the financial and operating results for the period ended June 28, 2026, and provide an update on its transformation progress. A question-and-answer session will follow.

You can access the call by phoning +1 (201) 689-8470 or find the webcast and accompanying slide presentation at investors.strattec.com.

A telephonic replay will be available from approximately 11:00 am CT on the day of the call through Wednesday, September 9, 2026. To listen to the archived call, dial +1 (412) 317-6671 and enter replay PIN 13761060. The webcast replay will be available on the Investor Relations section of the Company’s website at investors.strattec.com, where a transcript will be posted once available.

About Strattec
Strattec is a global automotive access company that designs and delivers safe, secure, and highly engineered access solutions for the automotive and mobility industries. Built on generations of access and security engineering expertise, Strattec partners closely with OEMs to create differentiated, system‑level access experiences for end consumers. Strattec’s portfolio spans the access journey from Permission, enabling secure vehicle entry through advanced mechanical and electronic systems; to Motion, delivering effortless, reliable powered access that enhances everyday usability; and through to Hold, providing precision‑engineered latching solutions that give drivers confidence through proven strength, safety, and durability trusted by OEMs worldwide.

As access becomes increasingly intelligent, connected, and central to vehicle experience, Strattec’s strategy is to expand its market share, further diversify its customers and geographic reach while becoming the most trusted access partner to drive long‑term growth across global automotive and mobility markets. For more information, visit www.strattec.com.

Safe Harbor Statement

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to the same from foreign countries, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of the Company’s products and the products of its customers and fluctuations in costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.

Use of Non-Gaap Financial Metrics and Additional Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Strattec provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Strattec’s management uses these measures to make strategic decisions, establish budget plans and forecasts, identify trends affecting Strattec’s business, and evaluate performance. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, will help investors evaluate Strattec’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

###

Investor Contact:
Deborah K. Pawlowski, IRC Alliance Advisors IR Phone: 716-843-3908 Email: dpawlowski@allianceadvisors.com

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net sales	$151,827	$152,013	$579,392	$565,066
Cost of goods sold	128,179	126,613	484,027	480,489
Gross profit	23,648	25,400	95,365	84,577
Gross margin	15.6%	16.7%	16.5%	15.0%
Selling, administrative and engineering expenses	17,480	16,898	68,842	61,793
Income from operations	6,168	8,502	26,523	22,784
Operating margin	4.1%	5.6%	4.6%	4.0%
Interest income	859	753	3,500	2,039
Interest expense	(37)	(212)	(359)	(1,007)
Other income, net	2,630	1,189	3,298	820
Income before provision for income taxes and non-controlling interest	9,620	10,232	32,962	24,636
Income tax expense	6,002	2,170	11,339	5,717
Net income	3,618	8,062	21,623	18,919
Net income (loss) attributable to non-controlling interest	(264)	(205)	1,025	234
Net income attributable to Strattec	$3,882	$8,267	$20,598	$18,685

Earnings per share attributable to Strattec
Basic	$0.96	$2.05	$5.07	$4.64
Diluted	$0.95	$2.01	$5.00	$4.58

Weighted average shares outstanding:
Basic	4,035	4,039	4,064	4,030
Diluted	4,091	4,105	4,122	4,076

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share amounts)

	June 28, 2026	June 29, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$108,243	$84,579
Receivables, net	99,109	102,061
Inventories, net	64,310	64,701
Pre-production costs	6,489	8,657
Value-added tax recoverable	10,069	19,389
Other current assets	8,053	10,676
Total current assets	296,273	290,063
Noncurrent Assets:
Property, plant and equipment, net	69,845	77,410
Deferred income taxes	16,080	19,531
Other long-term assets	5,281	4,450
Total Assets	$387,479	$391,454
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$54,973	$65,824
Accrued payroll and benefits	20,773	22,956
Value-added tax payable	7,429	11,933
Warranty reserve	6,673	8,900
Other current liabilities	12,383	9,737
Total current liabilities	102,231	119,350
Noncurrent Liabilities:
Borrowings under credit facilities	—	8,000
Post-employment benefits	13,350	13,325
Other noncurrent liabilities	6,401	4,348
Total Liabilities	121,982	145,023
Shareholders’ Equity:
Common stock, authorized 18,000,000 shares, $.01 par value, 7,704,994 issued shares at June 28, 2026 and 7,635,883 issued shares at June 29, 2025	77	76
Capital in excess of par value	107,138	103,784
Retained earnings	289,895	269,297
Accumulated other comprehensive loss	(14,143)	(16,113)
Less: treasury stock, at cost (3,727,322 shares at June 28, 2026 and 3,596,549 shares at June 29, 2025)	(144,321)	(135,452)
Total Strattec shareholders’ equity	238,646	221,592
Non-controlling interest	26,851	24,839
Total Shareholders' Equity	265,497	246,431
Total Liabilities and Shareholders' Equity	$387,479	$391,454

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended		Twelve Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
OPERATING ACTIVITIES:
Net income	$3,618	$8,062	$21,623	$18,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,635	3,812	15,085	14,764
Foreign currency transaction loss (gain)	1,029	1,643	1,560	591
Deferred income taxes	3,563	(1,890)	3,563	(1,890)
Stock-based compensation expense	700	886	3,305	2,725
Unrealized (gain) loss on peso forward contracts	(2,461)	(2,545)	349	(2,314)
Other, net	240	271	345	1,348
Change in operating assets and liabilities
Receivables	1,364	7,152	2,992	(3,085)
Inventories	9,091	10,890	391	16,948
Prepaids and other assets	(2,516)	6,033	9,466	12,027
Accounts payable	(9,497)	(6,056)	(10,431)	10,674
Accrued liabilities	888	1,918	(1,944)	970
Net cash provided by operating activities	9,654	30,176	46,304	71,677
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,415)	(2,996)	(7,328)	(7,156)
Proceeds from sale of property, plant and equipment	1,671	—	1,930	—
Net cash (used in) provided by investing activities	256	(2,996)	(5,398)	(7,156)
FINANCING ACTIVITIES:
Borrowings under credit facilities	—	—	—	3,000
Repayment of borrowings under credit facilities	(1,000)	(5,000)	(8,000)	(8,000)
Payment for debt issuance costs	(34)	—	(132)	—
Repurchases of common stock under share repurchase program	(7,400)	—	(7,400)	—
Payment for taxes withheld from stock-based awards	(89)	—	(1,442)	—
Share issuances	17	17	64	61
Net cash used in financing activities	(8,506)	(4,983)	(16,910)	(4,939)
Foreign currency impact on cash	(118)	276	(332)	(413)
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,286	22,473	23,664	59,169

CASH AND CASH EQUIVALENTS
Beginning of period	106,957	62,106	84,579	25,410
End of period	$108,243	$84,579	$108,243	$84,579

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$2,825	$5,039	$4,746	$14,174
Interest	$—	$276	$218	$1,007
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(72)	$(1,148)	(79)	$(422)

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

STRATTEC SECURITY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
NET SALES:
Net Sales (GAAP)	$139,052	$129,919	$144,082	$152,013	$565,066	$152,399	$137,534	$137,632	$151,827	$579,392

ADJUSTED EBITDA:
Net income attributable to Strattec (GAAP)	$3,703	$1,319	$5,396	$8,267	$18,685	$8,529	$4,947	$3,240	$3,882	$20,598
Net income (loss) attributable to non-controlling interest	45	79	315	(205)	234	8	696	585	(264)	1,025
Income tax expense	1,498	405	1,644	2,170	5,717	2,356	1,699	1,282	6,002	11,339
Other (income) expense, net	(129)	482	16	(1,189)	(820)	275	(1,691)	748	(2,630)	(3,298)
Interest income	(349)	(408)	(529)	(753)	(2,039)	(877)	(885)	(879)	(859)	(3,500)
Interest expense	295	257	243	212	1,007	156	96	70	37	359
Income from operations	5,063	2,134	7,085	8,502	22,784	10,447	4,862	5,046	6,168	26,523

Adjustments:
Depreciation	3,662	3,544	3,746	3,812	$14,764	3,785	3,893	3,772	3,635	$15,085
Non-cash stock-based compensation	188	891	760	887	2,726	669	1,125	811	700	3,305
Restructuring and similar charges	-	265	809	(676)	398	-	1,305	424	(30)	1,699
Cancelled program settlements	-	-	-	-	-	-	-	(1,323)	-	(1,323)
Executive transition costs	941	921	214	(17)	2,058	136	88	423	240	887
Business transformation costs	74	215	259	479	1,027	514	994	960	1,824	4,292
	4,865	5,836	5,788	4,485	20,974	5,104	7,405	5,067	6,369	23,945
Adjusted EBITDA (Non-GAAP)	$9,928	$7,970	$12,873	$12,987	$43,758	$15,551	$12,267	$10,113	$12,537	$50,468

Adjusted EBITDA as a % of Net Sales	7.1%	6.1%	8.9%	8.5%	7.7%	10.2%	8.9%	7.3%	8.3%	8.7%

ADJUSTED NET INCOME AND EARNINGS PER SHARE:
Net income attributable to Strattec (GAAP)	$3,703	$1,319	$5,396	$8,267	$18,685	$8,529	$4,947	$3,240	$3,882	$20,598
Adjustments:
Restructuring and similar charges	-	265	809	(676)	398	570	1,165	572	49	2,356
Cancelled program settlements	-	-	-	-	-	-	-	(1,323)	-	(1,323)

Strattec Transformation Delivers Margin Improvement and Strong Cash Generation in Fiscal 2026
August 25, 2026

Executive transition costs	1,224	1,225	214	115	2,778	136	88	423	240	887
Business transformation costs	74	215	259	479	1,027	514	994	960	1,824	4,292
Non-controlling interest impact	-	-	(160)	160	-	(196)	190	(9)	28	13
Tax effect on above adjustments and other discrete tax items	(292)	(384)	(376)	107	(945)	(383)	(335)	(139)	2,388	1,531
	1,006	1,321	746	185	3,258	641	2,102	484	4,529	7,756
Adjusted Net Income attributable to Strattec (Non-GAAP)	$4,709	$2,640	$6,142	$8,452	$21,943	$9,170	$7,049	$3,724	$8,411	$28,354

Weighted Average Basic Shares Outstanding	4,005	4,035	4,039	4,039	4,030	4,054	4,080	4,085	4,035	4,064
Weighted Average Diluted Shares Outstanding	4,046	4,070	4,085	4,105	4,076	4,127	4,131	4,141	4,091	4,122

Diluted earnings per share (GAAP)	$0.92	$0.32	$1.32	$2.01	$4.58	$2.07	$1.20	$0.78	$0.95	$5.00
Adjusted dilutive earnings per share (Non-GAAP)	$1.16	$0.65	$1.50	$2.06	$5.38	$2.22	$1.71	$0.90	$2.06	$6.88